Exhibit 10(w)

L/S THREE CRESCENT DRIVE, LP c/o Liberty Property Trust 500 Chesterfield Parkway Malvern, PA 19355 December 31, 2010
VIA EMAIL:charles.pizzi@tastykake.corn

Tasty Baking Company
Navy Yard Corporate Center
3 Crescent Drive, Suite 200
Philadelphia, PA 19112
Attn:	Mr. Charles P. Pizzi President & CEO

RE:	Lease Agreement dated as of June 15, 2007 (the “Lease Agreement”), by and among L/S Three Crescent Drive, LP (the “Landlord”) and Tasty Baking Company (“Tasty”) 1

Dear Mr. Pizzi:

You have advised that Tasty will be requesting certain amendments to the Credit Agreement dated September 6, 2007 (as amended from time to time, the “Senior Credit Agreement”) by and among Tasty, the direct and indirect subsidiaries of Tasty from time to time parties to the Senior Credit Agreement, Citizens Bank of Pennsylvania, as Administrative Agent and Collateral Agent (in such capacities, collectively, the “Senior Agent”), and Citizens Bank of Pennsylvania as Swing Line Lender and L/C Issuer, and each of the Lenders from time to time party to the Senior Credit Agreement (the “Senior Lenders”), Tasty will also be requesting certain amendments to the Lease Agreement. We expect those requests will include limited moratoriums on payments due under the Senior Credit Agreement (principal only) and the Lease Agreement and waivers of defaults or events of defaults. This letter, however, does not constitute such a request for, or an agreement to, any such moratoriums or waivers, except as expressly set forth below.

In consideration of your requests to Landlord, Landlord hereby agrees as follows:

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Landlord hereby waives each Event of Default, if any, which may have occurred or be continuing under the Lease Agreement, but only to the extent such Event of Default exists up to and including January 31, 2011. For the sake of clarity, to the extent any Event of Default continues to exist after January 31, 2011, such default shall constitute an Event of Default under the Lease Agreement without the need for further notice to Tasty ‘ or any other person, and Landlord shall then be entitled to all rights and remedies under the Lease with respect thereto.

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The Lease Agreement is hereby amended to provide that any payments under the Lease Agreement or otherwise, whether such payments are for Monthly Rent, taxes, fees or otherwise, but specifically excluding Operating Expenses, which may be or are required

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1   Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease Agreement.

December 31, 2010

to be made to Landlord under the Lease Agreement or otherwise between the date of this letter and January 31, 2011 shall not be paid to the Landlord or any other party until after January 31,2011.

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Landlord further agrees, for the benefit of the Senior Lenders, that through and including January 31, 2011, it will not further amend, supplement or modify the Lease Agreement or waive any provisions thereof without the express written consent of the Senior Agent.

Notwithstanding the foregoing, this letter agreement: (a) shall not apply to the obligation of Tasty to pay Operating Expenses under the Lease Agreement, or to any Event of Default resulting from the failure to pay Operating Expenses for the months of December 2010 and/or January 2011; (b) shall not prohibit or restrict Landlord from asserting a claim against Tasty under the Lease, including an assertion of an Event of Default and/or the exercise of remedies relating thereto, upon the assertion of any claim by Tasty against Landlord or Landlord’s affiliates relating to the Lease; (c) shall not impair the right or ability of Landlord to file a proof of claim in the event of any voluntary or involuntary bankruptcy or reorganization proceeding affecting Tasty;  (d) shall not prohibit or restrict Landlord from exercising its self-help cure rights under the Lease Agreement upon the occurrence of a non-monetary breach of the Lease which adversely impacts the Premises ; *

Sincerely,

L/S THREE CRESCENT DRIVE, LP

By:	L/S Three Crescent Drive, LLC its General Partner

By:	Liberty Property/Synterra Limited Partnership, its sole member

By:	Liberty Property Philadelphia Navy Yard Limited Partnership, its general partner

By:	Liberty Property Philadelphia Navy Yard Corporation, its general partner

By: ___________________________________________________ Name: _________________________________________________ Title: __________________________________________________

*(e) shall not prohibit or restrict Landlord on or after January 15, 2011, from asserting an Event of Default and exercising rights and remedies under the Lease Agreement, in the event the Senior Lenders exercise any remedies against Tasty under the Senior Credit Agreement; and (f) shall not prohibit Landlord from accepting payments under the Lease on or after January 15, 2011, in the event that Tasty makes any payments of principal to the Senior Lenders.